AMENDMENT NO. 1
                                       TO
                                    AGREEMENT


     This Amendment No. 1, dated as of October 12, 2005, to the Share Exchange Agreement (the "Agreement") made and entered into as of the 30th day of November 2004, between Entertainment Is Us, Inc. (f/k/a Auto Q International, Inc.), a Delaware corporation (Auto Q), and the Entertainment Is Us, Inc., a Nevada corporation (the "Company").

                                   WITNESSETH:

     WHEREAS, as of November 30, 2004, Auto Q and the Company entered into the Agreement, a copy of which is annexed hereto as Exhibit 1; and

     WHEREAS, the parties now desire to amend the Agreement as hereinafter set forth to revise and/or add certain representations regarding the shareholders of the Company, and to include the shareholders of the Company as a party in interest;

     NOW, THEREFORE, in consideration of and for the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Agreement is hereby amended as follows:

     1. (a) The introductory Paragraph of Article II of the Agreement is hereby amended to be and read as follows:

                                   "ARTICLE II

                REPRESENTATIONS, COVENANTS AND WARRANTIES OF AUTQ

     As an inducement to and to obtain the reliance of EIU and the shareholders of EIU, AUTQ represents and warrants as follows:"

     (b) In addition to the change made in Paragraph 1(a) above, a new Article IIIA is hereby added to the Agreement to be and read as follows:

                                  "ARTICLE IIIA

               REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS

     Each of the Shareholders hereby represent and warrant to Auto Q that he/she/it is the sole beneficial owner of the shares of EIUS which he/she/it owns, and owns such shares, free and clear of all mortgages, pledges, restrictions, liens, charges, encumbrances, security interests, obligations or other claims.

     2. (A) This agreement shall be construed and interpreted in accordance with the laws of the State of New York without giving effect to the conflict of laws rules thereof or the actual domiciles of the parties.

     (B) Except as amended hereby, the terms and provisions of the Agreement shall remain in full force and effect, and the Agreement is in all respects ratified and confirmed. On and after the date of this agreement, each reference in the Agreement to the "Agreement", "hereinafter", "herein", "hereinafter", "hereunder", "hereof", or words of like import shall mean and be a reference to the Agreement as amended by this agreement.

     (C) This agreement may be executed in one or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute a single Amendment.

     IN WITNESS WHEREOF, the parties hereto have executed this agreement as of the date first stated above.

                            ENTERTAINMENT IS US, INC.
                            (f/k/a Auto Q International, Inc)

                            By:/s/ David F. Hostelley
                            ----------------------------
                            Name:  David F. Hostelley
                            Title: President and Chief Financial Officer

                            ENTERTAINMENT IS US, INC.

                            By:/s/ Peter Voss
                            ------------------
                            Name:  Peter Voss
                            Title: President

                            SHAREHOLDERS:

                            Chesley Finance Pty Ltd

                            By:/s/ Alan Blanchet
                            ------------------------
                            Name:  Alan Blanchet
                            Title: Director

                            A1 Financial Planners Ltd

                            By: /s/ Kathryn M. Voss
                            -------------------------
                            Name:   Kathryn M. Voss
                            Title:  Director

                            Intavest Pty Ltd

                            By: /s/ Kathryn M. Voss
                            -------------------------
                            Name:   Kathryn M. Voss
                            Title:   Director

                            Jem Consultants Ltd

                            By: /s/ Alan Blanchet
                            -------------------------
                            Name:   Alan Blanchet
                            Title:  Director

                            Rosemoor Properties Ltd.

                            By: /s/ Alan Blanchet
                            ----------------------
                            Name:   Alan Blanchet
                            Title:   Director

                            Starfire InternationalLtd.

                            By: /s/ Alan Blanchet
                            ---------------------
                            Name:   Alan Blanchet
                            Title:   Director

                            Romaine International Ltd.

                            By: /s/ Alan Blanchet
                            ---------------------
                            Name:   Alan Blanchet
                            Title:  Director

                            Alirea Ltd.

                            By: /s/ Lisa Mutter
                            -------------------
                            Name:   Lisa Mutter
                            Title:   Attorney

                            Traiar Ltd.

                            By: /s/ Lisa Mutter
                            -------------------
                            Name:   Lisa Mutter
                            Title:  Attorney

                            Lankton Ltd.

                            By: /s/ Lisa Mutter
                            -------------------
                            Name:   Lisa Mutter
                            Title:  Attorney

                            Marino Services Pty Ltd.

                            By: /s/ Roger Davis
                            -------------------
                            Name:   Roger Davis
                            Title:  Director

                            Power Business Ltd.

                            By: /s/ Alan Blanchet
                            ---------------------
                            Name:   Alan Blanchet
                            Title:  Director

                            Waterview Limited

                            By: /s/ Roger Davis
                            -------------------
                            Name:   Roger Davis
                            Title:  Director